Exhibit 10.12

FORM OF SALE PARTICIPATION AGREEMENT

            ,

To:	The Person whose name is set forth on the signature page hereof

Dear Sir or Madam:

You have entered into a Management Stockholder’s Agreement, dated as of the date hereof, between Affinia Group Holdings Inc., a Delaware corporation (the “Company”), and you (the “Stockholder’s Agreement”) relating to (i) the granting to you by the Company of the Options (as defined in the Stockholder’s Agreement) to purchase shares of common stock of the Company (the “Common Stock”) and (ii) the purchase by you of the Purchased Stock (as defined in the Stockholder’s Agreement). [In addition, you have entered into a Restricted Stock Unit Agreement, dated as of the date hereof, between you and the Company (the “RSU Agreement”) relating to the granting to you by the Company of Restricted Stock Units (“RSUs”) with respect to the Company’s Common Stock.]

Terms used in this Agreement but not defined in this Agreement shall have the respective meanings assigned such terms in the Stockholder’s Agreement. The undersigned, Cypress Merchant Banking Partners II L.P., a Delaware limited partnership (“Cypress Onshore”), Cypress Merchant Banking II C.V., a limited partnership formed under the laws of The Netherlands (“Cypress Offshore”), 55th Street Partners II L.P., a Delaware limited partnership (“55th Street”) and Cypress Side-By-Side L.L.C., a Delaware limited liability company (“Side by Side”), hereby agree with you as follows, effective upon the date hereof:

1. In the event that at any time Cypress Onshore, Cypress Offshore, 55th Street or Side by Side (together with any of its Affiliates, to the extent provided for in Paragraph 8 hereof, the “Selling Investors”) proposes to sell for cash or any other consideration more than 25% of the aggregate number of shares of Common Stock owned by them from time to time in any transaction other than (i) a Public Offering or (ii) a sale to an Affiliate of the Selling Investors, the Selling Investors will notify you or your Management Stockholder’s Estate or Management Stockholder’s Trust (collectively with you, the “Management Stockholder Entities”), as the case may be, in writing (a “Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Notice (the “Material Terms”) promptly, and in any event not less than 30 days prior to the consummation of the Proposed Sale and not more than five days after the execution of the definitive agreement relating to the Proposed Sale, if any (the “Sale Agreement”). If, within 10 days after the Management Stockholder Entities’ receipt of such Notice, the Selling Investors receive from the Management

Stockholder Entities a written request (a “Request”) to include Common Stock held by the Management Stockholder Entities in the Proposed Sale (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) otherwise mutually agreed to in writing by the Management Stockholder Entities and the Selling Investor(s)), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by the Management Stockholder Entities, may be delivered with respect to any Proposed Sale for Common Stock held by the Management Stockholder Entities. Promptly after the execution of the Sale Agreement, the Selling Investors will furnish the Management Stockholder Entities with a copy of the Sale Agreement, if any.

2. (a) The number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Request will be the product of (i) the sum of the number of shares of Common Stock then owned by the Management Stockholder Entities (and held pursuant to the Stockholder’s Agreement) plus all shares of Common Stock which you are then entitled to acquire under any unexercised portions of the Options [or are deliverable in respect of RSUs], to the extent such portions are then exercisable or [deliverable or] would become exercisable [or deliverable] as a result of the consummation of the Proposed Sale, multiplied by (ii) a fraction (A) the numerator of which shall be the aggregate number of shares of Common Stock proposed to be purchased by the buyer in the Proposed Sale and (B) the denominator of which shall be the total number of shares of Common Stock owned, or which would be owned upon exercise of any exercisable portion of the Options [or would be deliverable in respect of RSUs] (to the extent any such portions of the Options are then exercisable or would become exercisable[, or any such Common Stock would become deliverable in respect of RSUs,] as a result of the consummation of the Proposed Sale), by the Selling Investors, the Management Stockholder Entities and other holders of shares of Common Stock who have been granted the same rights granted to the Management Stockholder Entities to participate in the Proposed Sale (an “Eligible Holder”), as the case may be.

(b) If one or more Eligible Holders elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale pursuant to Paragraph 2(a) (such non-included shares, the “Eligible Shares”), then each of the Selling Investors, the Management Stockholder Entities or the remaining Eligible Holders, or any of them, will have the right to sell in the Proposed Sale a number of additional shares of their Common Stock equal to their pro rata portion of the number of Eligible Shares, based on the relative number of shares of Common Stock then held by each such holder plus all shares of Common Stock which each such holder would then be entitled to acquire under any unexercised portion of the Options [or which would be deliverable in respect of RSUs], to the extent such portions are then exercisable or would become exercisable [or deliverable] as a result of the consummation of the Proposed Sale, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to Paragraph 2(a) for the purpose of determining the number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale. The Selling Investors, or any of them, will have the right to sell in the Proposed Sale additional shares of Common Stock owned by them equal to the number, if any, of remaining Eligible Shares after giving effect to the foregoing.

3. Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Investors propose to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the pro rata reduction of the number of shares of Common Stock to be sold by the Selling Investors, the Management Stockholder Entities and any Eligible Holders to be included in the Proposed Sale if required by the party proposing such Sale; the sale price; the form of consideration; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the Selling Investors covering matters regarding the Management Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Management Stockholder Entities shall be a several and not joint obligation and pro rata (based on the consideration you and the Management Stockholder Entities receive in such Proposed Sale relative to Cypress and the other holders of equity [or] [,] options [or RSUs]).

4. Upon delivering a Request, the Management Stockholder Entities will, if requested by the Selling Investors, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Selling Investors with respect to the shares of Common Stock which are to be sold by the Management Stockholder Entities pursuant hereto (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will contain customary provisions and will provide, among other things, that the Management Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such shares are certificated) representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder Entities’ behalf with respect to the matters specified therein.

5. The Management Stockholder Entities’ right pursuant hereto to participate in a Proposed Sale shall be contingent on the Management Stockholder Entities’ respective willingness to execute such documents in connection therewith as may be reasonably requested by the Selling Investors.

6. (a) In the event of a Proposed Sale pursuant to Section 1 hereof, the Selling Investors may elect, by so specifying in the Notice, to require the Management Stockholder Entities to, and the Management Stockholder Entities shall, participate in such Proposed Sale to the same extent calculated pursuant to Paragraph 2(a) above, in accordance with the terms and provisions of Paragraph 3 hereof; provided, however, that in such event, the order in which the shares of Common Stock held by the Management Stockholder Entities shall be required to be sold shall be: first, any shares of Common Stock then held by the Management Stockholder Entities that constitute Purchased Stock; [and] second, any shares of Common Stock acquired pursuant to the exercise of any exercisable portion of the Options[; and third, any shares of Common Stock delivered in respect of RSUs].

(b) In the event of a transaction which results in a Change in Control (but is not a Proposed Sale in which the Selling Investors have exercised their rights pursuant to Paragraph 6(a) or the Management Stockholder Entities have exercised their rights pursuant to Paragraph 1 (a “Proposed Transaction”)), you agree, for yourself and on behalf of the Management Stockholder Entities, to bear, on a several and not joint basis, your share of any fees, commissions, adjustments to purchase price, expenses or indemnities borne by the Selling Investors on a pro rata basis (based on the consideration you and the Management Stockholder Entities receive in such Change in Control relative to Cypress and the other holders of equity [or] [,] options [or RSUs]).

7. The obligations of the Selling Investors hereunder shall extend only to the Management Stockholder Entities, and none of the Management Stockholder Entities’ successors or assigns shall have any rights pursuant hereto.

8. If the Selling Investors or any of them transfer any of their interests in the Company to an Affiliate of any of the Selling Investors, as a condition precedent to such transfer, such Affiliate shall agree in writing to assume the obligations hereunder of the Selling Investors.

9. This Agreement shall terminate and be of no further force and effect on the occurrence of a Qualified Public Offering.

10. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

If to the Selling Investors, to them at the following address:

Cypress Group

437 Madison Avenue

33rd Floor

New York, New York 10022

Attn:   Joseph E. Parzick

Tel:     (212) 705-0186

Fax:     (212) 705-0199

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn:   Vincent Pagano, Jr.

Tel:     (212) 455-3125

Fax:     (212) 455-2502

If to the Company, to the Company at the following address:

Affinia Group Holdings Inc.

1101 Technology Drive

Ann Arbor, MI 48108

Attention: Steven E. Keller, General Counsel

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn:   Vincent Pagano, Jr.

Tel:     (212) 455-3125

Fax:     (212) 455-2502

If to you, to you at the address first set forth above herein;

If to your Management Stockholder’s Estate or Management Stockholder’s Trust, to the address provided to the Company by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

11. The laws of the State of Delaware (or if the Company reincorporates in another state, of that state) shall govern the interpretation, validity and performance of the terms of this Agreement. You hereby irrevocably waive any right that you may have had to bring an action in any court, domestic or foreign, or before any similar domestic or foreign authority with respect to this Agreement.

12. This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

13. It is the understanding of the undersigned that you are aware that no Proposed Sale is contemplated and that such a sale may never occur.

[Signatures on next page]

If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours, CYPRESS MERCHANT BANKING PARTNERS II L.P.

By:	Cypress Associates II LLC, its general partner

By:
Name:
Title: Managing Member

55TH STREET PARTNERS II L.P.

By:	Cypress Associates II LLC, its general partner

By:
Name:
Title: Managing Member

CYPRESS MERCHANT BANKING II C.V.

By:	Cypress Associates II LLC, its managing general partner

By:
Name:
Title: Managing Member

CYPRESS SIDE-BY-SIDE L.L.C.

By:
Name:
Title:

Mgmt Sale Participation Agreement – Signature Page

Accepted and agreed this day of 2010.

Signature:
Print Name:

Mgmt Sale Participation Agreement – Signature Page